Incorporated in the State of ______ on __________

No. 001

Shares

[CORPORATE NAME]

Common Stock

This Certifies That ______________________________ is the owner of ______________________________ Shares of the Capital Stock of

CORPORATE NAME

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this __________ day of __________ A.D. ______

President

Secretary

SHARES $_____ EACH